EXHIBIT 99(n)


                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form N-6 (the "Registration Statement") of our report dated February 11, 2003, relating to the financial statements of Pruco Life Insurance Company of New Jersey, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
April 25, 2003